UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 15, 2021

TrueBlue, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Washington
(State or Other Jurisdiction
of Incorporation)

001-14543	91-1287341
(Commission File Number)	(IRS Employer Identification No.)

1015 A Street, Tacoma, Washington 98402
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code:    (253) 383-9101

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	TBI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 21, 2021, TrueBlue, Inc. (the “Company”) announced Taryn Owen will be named Executive Vice President of the Company and President for PeopleReady and PeopleScout, effective October 4, 2021. Ms. Owen, age 42, most recently served as Executive Vice President of the Company and President of PeopleReady since December 2019. Prior to this role, Ms. Owen served as Executive Vice President of the Company and President of PeopleScout since November 2014. Owen has assumed leadership of PeopleScout from outgoing President Brannon Lacey. Mr. Lacey has stepped down to become the CEO of a private equity-backed technology company.
In connection with Ms. Owen’s appointment as Executive Vice President and President for PeopleReady and PeopleScout, the Company and Ms. Owen amended certain terms of her employment agreement (the “Employment Agreement”). Under the terms of this Employment Agreement, she will earn an annual base salary of $660,000, and will be eligible to receive additional annual compensation consisting of (a) a cash bonus of up to 100% of her base salary, (b) restricted stock units with a grant date value of up to 87.5% of her base salary, and (c) performance share units with a grant date value of up to 87.5% of her base salary. Ms. Owen’s potential cash bonus and performance stock unit compensation will be subject to achievement of certain performance objectives.
The Employment Agreement does not provide for any specific or minimum term or duration, and Ms. Owen’s employment is terminable at will. If the Company terminates Ms. Owen’s employment without Cause, or Ms. Owen’s voluntarily terminates her employment for Good Reason (each as defined in the Employment Agreement), she will be entitled to receive 100% of her base salary during a one year severance period. In addition, she will be paid a bonus for the year of termination, prorated for the portion of the year worked and subject to actual performance results, and unvested restricted equity awards outstanding at the time of such termination will vest as if Ms. Owen had worked during the one year severance period. Ms. Owen and the Company also amended certain terms of her non-compete agreement (“Non-Compete Agreement”).
The foregoing descriptions of the Employment Agreement and Non-Compete Agreement are qualified in their entirety by reference to the full text of the Employment Agreement and Non-Compete Agreement, which are filed as Exhibits in section 9.01 to this Current Report on Form 8-K and is incorporated by reference herein.
Ms. Owen and the Company are also parties to an Executive Indemnification Agreement and Change-in-Control Agreement, the forms of which have previously been filed by the Company and are referred to in Item 9.01 of this Form 8-K as Exhibit 10.2 and Exhibit 10.3, to this Current Report on Form 8-K and incorporated by reference herein.
In addition, the Company’s Compensation Committee approved a modification to the annual compensation of Mr. Beharelle, President and CEO of the Company to be effective Monday, December 27, 2021, which is the beginning of the Company’s 2022 fiscal year. Mr Beharelle will earn an annual base salary of $1,000,000, and will be eligible to receive additional annual compensation consisting of (a) a cash bonus of up to 150% of his base salary, (b) restricted stock units with a grant date value of up to 175% of his base salary, and (c) performance share units with a grant date value of up to 175% of his base salary. Mr. Beharelle’s potential cash bonus and performance stock unit compensation will be subject to achievement of certain performance objectives.

Item 9.01.	Financial Statements and Exhibits.
(d)Exhibits

Incorporated by Reference
Exhibit Number	Exhibit Description	Filed Herewith	Form	File No.	Date of First Filing
10.1	Employment Agreement, dated September 15, 2021, by and between TrueBlue, Inc. and Taryn Owen	X

10.2	Non-Competition Agreement, dated September 15, 2021, by and between TrueBlue, Inc. and Taryn Owen	X

10.3	Form Executive Indemnification Agreement, by and between TrueBlue, Inc. and Taryn Owen		10-K	001-14543	2/24/2020

10.4	Form Executive Change-in-Control Agreement, by and between TrueBlue, Inc. and Taryn Owen		10-Q	001-14543	5/04/2007

104	Cover page interactive data file - The cover page from this Current Report on Form 8-K is formatted as Inline XBRL	X

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUEBLUE, INC.
(Registrant)

Date:	September 21, 2021	By:	/s/ Garrett Ferencz
Garrett Ferencz
Executive Vice President, Chief Legal Officer